                                                      EXHIBIT 11.01


SYMANTEC CORPORATION
COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                              Three Months Ended               Six Months Ended
                                                    September 30,                 September 30,
                                           ----------------------        ----------------------
(In thousands, except per share data)          1996          1995            1996          1995
-------------------------------------      --------     ---------        --------     ---------
PRIMARY NET INCOME (LOSS) PER SHARE
Net income (loss)                          $    882    $ (17,786)        $  3,917    $ (10,920)
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------

Weighted average number of common
   shares outstanding during the period      54,729       52,498           54,346       52,033
Shares issuable from assumed exercise
   of options                                   222           --              696           --
Shares assumed repurchased with proceeds,
   not to exceed 20% of total shares
   outstanding                                   --           --               --           --
                                           --------    ---------         --------    ---------
Common and common stock equivalent
   shares outstanding for purpose of
   calculating primary net income (loss)
   per share                                 54,951       52,498           55,042       52,033
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------
Primary net income (loss) per share        $    .02    $   (0.34)         $   .07    $   (0.21)
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------

FULLY DILUTED NET INCOME (LOSS) PER SHARE
Net income (loss)                          $    882    $ (17,786)        $  3,917    $ (10,920)
Interest on short-term and long-term
   borrowings and U.S. government
   securities, net of income tax effect          --           --               --           --
                                           --------    ---------         --------    ---------
Net income (loss), as adjusted             $    882    $ (17,786)        $  3,917    $ (10,920)
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------
Weighted average number of common
   shares outstanding during the period      54,729       52,498           54,346       52,033
Shares issuable from assumed exercise
   of options                                   222           --              696           --
Shares issuable from assumed conversion
   of convertible subordinated debentures        --           --               --           --
Shares assumed repurchased with proceeds,
   not to exceed 20% of total shares
   outstanding                                   --           --               --           --
                                           --------    ---------         --------    ---------
Total shares for purpose of calculating
   fully diluted net income (loss) per
   share                                     54,951       52,498           55,042       52,033
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------
Fully diluted net income (loss) per share  $    .02    $   (0.34)        $    .07    $   (0.21)
                                           --------    ---------         --------    ---------
                                           --------    ---------         --------    ---------


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